UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 22, 2004 (December 16, 2004)
Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of Principal Executive Offices and Zip Code)

(941) 741-4300
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.     Entry into a Material Definitive Agreement.

        On December 16, 2004, AIG Risk Management, Inc., acting on behalf of member insurance companies of American International Group, Inc. ("AIG"), entered into an agreement with Gevity HR, Inc. (the "Company") to provide workers' compensation insurance for all of the Company's internal and client employees, effective January 1, 2005. The agreement provides for a one-year term and describes the coverage, terms and conditions that AIG Risk Management and the Company intend to implement in the context of the Company's Workers Compensation Risk Management Program.

        In addition, the Company has reduced its individual claim stop loss to $750,000 per occurrence for the 2005 workers’ compensation program through an arrangement with Munich American Risk Partners. The Company’s 2004 workers’ compensation program has an individual claim stop loss of $1,000,000 per occurrence. The Company believes the lower individual claim stop loss per occurrence will provide a major reduction in its potential exposure to insurance-related costs.

         A copy of the Final Bound Workers Compensation/Employers Liability Proposal of AIG Risk Management, Inc. is attached as Exhibit 10.1 to this Current Report.

Item 9.      Financial Statements and Exhibits.

    (c)        Exhibits.

No.	Description
10.1
Gevity HR, Inc. 1/1/05-06 Final Bound Workers Compensation/Employers Liability Proposal, dated December 16, 2004 (certain confidential information contained in this document, marked by asterisks and brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Commission Act of 1934, as amended).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004
GEVITY HR, INC.
By: /s/ Gregory M. Nichols
Name: Gregory M. Nichols Title: Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1
Gevity HR, Inc. 1/1/05-06 Final Bound Workers Compensation/Employers Liability Proposal, dated December 16, 2004 (certain confidential information contained in this document, marked by asterisks and brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Commission Act of 1934, as amended).